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                                   EXHIBIT 16



                                 ARTHUR ANDERSEN
                                     (Logo)

                                                             Arthur Andersen LLP
                                                      8000 Towers Crescent Drive
                                                            Vienna VA 22182-2725
                                                                  (703) 734-7300
March 9, 1998




Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated March 4, 1998 of Fusion Systems Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,



/s/ Arthur Andersen LLP
-----------------------

ARTHUR ANDERSEN LLP

tlm

cc:      David M. O'Loughlin, Corporate Counsel, Eaton Corporation




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